SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

 jurisdiction          File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 27, 2010.  At the Annual Meeting, there were present in person or by proxy 17,354,874 shares of the Company’s common stock, representing approximately 81.77% of the total outstanding eligible shares.  There were 4,363,223 broker non-votes.  The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1 The following directors were elected to three year terms expiring in 2013.	Number of Votes Cast For Class III Directors	Withheld	% Voted For

Daniel R. DeVos	12,377,066	614,586	95.27%
James C. Dewar	12,399,918	591,734	95.45%
Bruce E. Duke, III, M.D.	12,457,515	534,137	95.89%
Craig G. Ford	8,865,045	4,126,607	68.24%
Kim W. Kunkle	12,055,278	936,374	92.79%

Proposal #2	FOR	AGAINST	ABSTAIN

The waiver of the
director age restriction
of the bylaws with respect
to Craig G. Ford, a
nominee for election as a
director	16,090,341	1,221,875	42,658

Proposal #3	FOR	AGAINST	ABSTAIN

An advisory (non-binding) vote on executive compensation	16,073,610	1,193,171	88,093

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By: /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: April 28, 2010